Exhibit 23.1
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INDEPENDENT AUDITORS' CONSENT




Fortune Diversified Industries, Inc. and Subsidiaries
(formerly WOW Entertainment, Inc.)
Indianapolis, Indiana


We consent to the incorporation by reference in the Registration Statement of WOW Entertainment, Inc. on Form S-8 (Registration Nos. 33-57194, 33-80714 and 33-87790) of our report dated October 24, 2001 appearing in this Annual Report on Form 10-KSB of WOW Entertainment, Inc. for the period ended August 31, 2001and appearing in the amended Form 8-K.





/s/ KATZ, SAPPER & MILLER

Carmel, Indiana
November 272001